As filed with the Securities and Exchange Commission on February 8, 2011
Registration No. 333-165403

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NOBLE CORPORATION
NOBLE HOLDING INTERNATIONAL LIMITED
(Exact name of each registrant as specified in its charter)

NOBLE CORPORATION CAYMAN ISLANDS	NOBLE HOLDING INTERNATIONAL LIMITED CAYMAN ISLANDS
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0366361 (I.R.S. employer identification no.) Suite 3D, Landmark Square 64 Earth Close Georgetown, Grand Cayman Cayman Islands, BWI	98-0477694 (I.R.S. employer identification no.) Suite 3D, Landmark Square 64 Earth Close Georgetown, Grand Cayman Cayman Islands, BWI
(345) 938-0293 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(345) 938-0293 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan R. Hay	Copy to:
Noble Corporation
Suite 3D, Landmark Square
64 Earth Close
P.O. Box 31327
Georgetown, Grand Cayman
Cayman Islands, BWI
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	David L. Emmons Joe S. Poff Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
          This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

SIGNATURES

REMOVAL OF SECURITIES FROM REGISTRATION
          Noble Corporation, a Cayman Islands company, and Noble Holding International Limited filed a Registration Statement on Form S-3 (Nos. 333-165403 and 333-165403-01) to register debt securities and guarantees of debt securities with a proposed maximum aggregate offering price of up to $1,500,000,000 (as amended, the “Registration Statement”). The Registration Statement was declared effective by the Securities and Exchange Commission on March 24, 2010. Under the Registration Statement, Noble Holding International Limited issued and sold $1,250,000,000 aggregate principal amount of senior notes, guaranteed by Noble Corporation, on July 26, 2010. This Amendment No. 1 to the Registration Statement is being filed to deregister all remaining unsold securities under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on the 8th day of February, 2011.

NOBLE CORPORATION
By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Vice President and Chief Financial Officer

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of February, 2011.

Signature	Title

* David W. Williams	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis J. Lubojacky Dennis J. Lubojacky	Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer and Authorized Representative in the United States)

*
Alan P. Duncan	Director

*
Andrew J. Strong	Director

*By:	/s/ Dennis J. Lubojacky
	Dennis J. Lubojacky	Attorney-in-fact

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Holding International Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on the 8th day of February, 2011.

NOBLE HOLDING INTERNATIONAL LIMITED
By:	/s/ Alan R. Hay
	Name:	Alan R. Hay
	Title:	Director

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of February, 2011.

Signature	Title

/s/ Alan R. Hay Alan R. Hay	Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)

/s/ Andrew J. Strong
Andrew J. Strong	Director

/s/ Alan P. Duncan
Alan P. Duncan	Director